Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-125087) of Lyondell Chemical Company of our report dated June 27, 2007 relating to the financial statements of the Equistar Chemicals, LP Savings and Investment Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

June 27, 2007

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